CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167410, 333-101548 and 333-56093) and Form S-3 (333-176307) of DENTSPLY International Inc. of our report dated February 20, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 20, 2013